UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2003

Magellan Health Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

6950 Columbia Gateway Drive Suite 400
Columbia, Maryland		21046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 953-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 3.    Bankruptcy or Receivership

 On March 11, 2003, Magellan Health Services, Inc., a Delaware corporation, (“Magellan” or the “Company”), and certain of its U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ chapter 11 cases have been assigned to the Honorable Prudence Carter Beatty under Case Nos. 03-40514 through 03-40602.  The Debtors remain in possession of their assets and properties, and continue to operate their businesses and manage their properties as “debtors-in-possession” pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

On March 11, 2003, the Bankruptcy Court entered an order authorizing the Debtors to pay, among other claims, the pre-petition claims of the Company’s behavioral health providers and customers. The Debtors intend to remain in possession of the management and operation of their properties and businesses and to pay the post-petition claims of their behavioral health providers, customers and past and present employees in the ordinary course of business.

On that date, the Bankruptcy Court also entered an order authorizing the Debtors to pay certain pre-petition wages, salaries, benefits and other employee obligations, as well as to continue in place the Debtors’ various employee compensation programs and procedures.

The Company has filed a Plan of Reorganization (the “Plan”) containing the terms of the proposed financial restructuring plan with the Bankruptcy Court.

Under the Plan, holders of the Company’s $625 million of 9% Senior Subordinated Notes due 2008 ("Senior Subordinated Notes") will receive, in satisfaction of their claims, substantially all of the common stock of the reorganized entity.  Holders of the Company’s $250 million of 9 3/8% Senior Notes due 2007("Senior Notes") will exchange their Senior Notes and all accrued and unpaid interest thereon for new senior subordinated unsecured notes in an equal amount, which will mature on November 15, 2007.  Holders of general unsecured claims (other than Senior Notes claims and Senior Subordinated Notes claims) will receive, in satisfaction of their claims, common stock and new senior subordinated unsecured notes of the reorganized entity as set forth in the Plan.  The existing Series A redeemable preferred stock of the Company will be cancelled and the holders thereof will receive approximately 2.0% of the common stock of the reorganized entity, as well as warrants to purchase a like number of shares of common stock.  The existing common stock of the Company will also be cancelled and the holders thereof will receive approximately 0.5% of the common stock of the reorganized entity, as well as warrants to purchase a like number of shares of common stock.

Also pursuant to the Plan, the Company’s $160.8 million of secured bank debt, consisting of term loans of approximately $115.8 million, revolver borrowings of approximately $45.0 million and outstanding letters of credit of approximately $75.3 million, will be converted to secured term loans having maturities of November 30, 2005.

The Plan also contemplates an equity investment in reorganized Magellan in the amount of $50 million  pursuant to a rights offering to be made available to unsecured creditors. The Company has obtained a commitment from certain holders of its Senior Subordinated Notes to purchase any portion of the $50 million offering not subscribed to by other creditors.  The proceeds of this equity investment will be available to the Company for general corporate purposes.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the Debtors and the condition of the Debtors’ books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

As part of, and subject to, consummation of the Plan, Aetna Inc. ("Aetna") and Magellan have agreed to renew their contract.  Under this agreement, the Company will continue as the provider of behavioral health care to Aetna’s members through December 31, 2005, with an option for Aetna to either purchase the business or to extend the agreement.  Under this agreement, revenue for calender year 2004 is estimated to be approximately $225 million. Pursuant to the Plan, the Company will pay $15 million of its current $60 million obligation to Aetna upon emergence from Chapter 11 and provide Aetna with an interest-bearing note for the balance, which will mature on December 31, 2005.  Additionally, if the contract is extended by Aetna at its option through December 31, 2006, one-half of the Note will be payable on December 31, 2005, and the remainder will be payable on December 31, 2006.

Although the Company has filed a Plan, there can be no assurance that the Company will (i) obtain the consent of the Bankruptcy Court for the transactions referred to above, including the extension of the Aetna services agreement and the commitment letter to purchase the equity of the reorganized entity; (ii) obtain the acceptances from its creditors necessary to consummate the proposed restructuring; (iii) obtain Bankruptcy Court approval of a disclosure statement related to the Plan; and/or (iv) obtain any other needed approvals and confirmation and consummation of the proposed Plan of Reorganization.

Copies of the Plan and two related press releases issued by Magellan are attached hereto as Exhibits 2.1, 99.1, and 99.2, respectively.  A copy of the amendment to the Aetna Master Service Agreement is attached hereto as Exhibit 10.1.

Item 7.	Financial Statements and Exhibits

	(a)	Financial Statements of business acquired: Not applicable

	(b)	Pro forma financial information: Not applicable

	(c)	Exhibits:

Exhibit No.	Description of Exhibit

2.1	Debtors’ Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

10.1	Second Amendment to the Aetna Master Services Agreement dated as of March 11, 2003.

99.1	Press release dated March 11, 2003.

99.2	Press release dated March 11, 2003.

Certain of the statements made in this release including the success of any restructuring constitute forward looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward looking statements including: the ability of the Company to obtain the consent of the Bankruptcy Court for the transactions referred to above, including service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care and other factors.  Any forward looking statements made in this press release are also qualified in their entirety by these risks and the complete discussion of risks set forth under the caption “Cautionary Statements” in Magellan’s Annual Report on Form 10-K/A for the year ended September 30, 2002 filed with the Securities and Exchange Commission on January 23, 2003.

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Mark S. Demilio
Mark S. Demilio
Executive Vice President and
Chief Financial Officer

Date:  March 12, 2003